Exhibit 4.4

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN

VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                             JORDAN INDUSTRIES, INC.
                               10 3/8% SENIOR NOTE
                                    DUE 2007

No. 001                                                             $117,375,000
CUSIP NO. 480695-AG-0

      Jordan Industries, Inc., an Illinois corporation (the "Company"), as obligor, for value received promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Seventeen Million, Three Hundred Seventy-Five Thousand Dollars on August 1, 2007. Interest Payment Dates: February 1 and August 1 and on the maturity date. Record Dates: January 15 and July 15 (whether or not a Business Day).

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        Dated: July 25, 1997

                                        JORDAN INDUSTRIES, INC,


                                        By: /s/ G. Robert Fisher
                                            ------------------------------------
                                            Name: G. Robert Fisher
                                            Title: General Counsel and Secretary


                                        By  /s/ Gordon L. Nelson, Jr.
                                            ------------------------------------
                                            Name: Gordon L. Nelson, Jr.
                                            Title: Senior Vice President

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

FIRST TRUST NATIONAL ASSOCIATION,
  as Trustee


By: /s/ Rick Prokosch
   --------------------------------------
   Authorized Signature

                               (Back of Security)

                               10 3/8% SENIOR NOTE
                                    DUE 2007

      1. Interest. Jordan Industries, Inc., (the "Company") promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 10 3/8% per annum from the date this Note is issued until maturity and will be payable semiannually in cash on February 1 and August 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 25, 1997; provided that the first Interest Payment Date shall be February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date for the next Interest Payment Date even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

      3. Paying Agent and Registrar. First Trust National Association (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. Indenture. The Company issued the Notes under an Indenture dated as of July 25, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the TIA for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned than in the Indenture). The Notes are unsecured general obligations of the Company limited to $120,000,000 in aggregate principal amount.

      5. Optional Redemption. Except as described in paragraph 6 below, the Notes may not be redeemed at the option of the Company prior to August 1, 2002. During the twelve (12) month period beginning August 1 of the years indicated below, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest to the date of redemption:

               Year                                 Percentage
               ----                                 ----------
               2002 ..............................   105.188 %
               2003 ..............................   102.594 %
               2004 and thereafter ...............   100.000 %

      6. Mandatory Redemption. Subject to the Company's obligation to make an offer to purchase Notes under certain circumstances pursuant to Section 4.13 and
4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to Securities.

      7. Mandatory Offers to Purchase Securities. (a) Following the occurrence of a Change of Control (the "Change of Control Trigger Date"), the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the principal amount of such Securities, plus any accrued and unpaid interest to the date of purchase.

      (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of the Indenture.

      (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

      (d) The Company will comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

      8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $1000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer.

      10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture and the Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certified Notes; provide for the assumption by another corporation of the Company's obligations to the

Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the Securities and Exchange Commission's requirements to effect or maintain the qualification of the Indenture under the TIA; or, make any change that does not materially adversely effect any Holder's rights under the Indenture. Certain provisions of the Indenture cannot be amended without the consent of each holder of affected thereby.

      12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on the Notes; default in payment of principal of or premium, if any, on the Notes; failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Notes; certain defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other Indebtedness; certain final judgments that remain undischarged; and, certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be immediately due and payable in an amount equal to the principal amount of such Notes, plus any accrued and unpaid interest; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of, and any accrued and unpaid interest on, the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of the Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holder notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

      13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or any Affiliates, and may otherwise deal with the Company or any Affiliates, as if it were not Trustee.

      14. No Recourse Against Others. No director, officer, employee or stockholder of the Company shall have any liability for any Obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such Obligations or the creation of any such Obligation. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

      15. Successor Substituted. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, conveyance, lease or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

      16. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

      17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      20. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of July 25, 1997, among the Company and the parties named on the signature page thereof (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchasers (as defined therein) to the extent provided therein.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Jordan Industries, Inc., ArborLake Centre, 1751 Lake Cook Road, Suite 300, Deerfield, Illinois 60015.

                                ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_______________________


               Your Signature:
                              --------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*


------------------------

*    NOTICE:    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                (1)  The Securities Transfer Agent Medallion Program (STAMP);
                (2)  The New York Stock Exchange Medallion Program (MSP);
                (3)  The Stock Exchange Medallion Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box: | |

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box: | |

      If you elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1000 only):

$_____________________________

Date:                                   Your Signature:
     ------------------                                -------------------------
                                        (Sign exactly as your name appears
                                         on the face of this Note)

Signature Guarantee*


------------------------

*    NOTICE:    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                (1)  The Securities Transfer Agent Medallion Program (STAMP);
                (2)  The New York Stock Exchange Medallion Program (MSP);
                (3)  The Stock Exchange Medallion Program (SEMP).

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

      The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                         Principal Amount of this
                   Amount of decrease in      Amount of increase in      Global Note following
                   Principal Amount of this   Principal Amount of this   such decrease (or          Signature of authorized
Date of Exchange   Global Note                Global Note                increase)                  officer of Trustee
----------------------------------------------------------------------------------------------------------------------------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: Series A 10 3/8% Senior Notes due 2007 (the "Notes") of Jordan Industries, Inc.


      This Certificate relates to $______ principal amount of Notes held in * | | book-entry or * | | definitive form by _______________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

| | to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

| | to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the indenture relating to the above captioned Notes and the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

| |   is being acquired for the Transferor's own account, without transfer;

| |   is being transferred pursuant to an effective registration statement;

| | is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

| | is being transferred to an institutional "accredited investor" as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act;**

| | is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;***

| |   is being transferred pursuant to Rule 144 under the Securities Act;*** or

| | is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:______________________________ _____________________________________________________________________).***


                                              ----------------------------------
                                              [INSERT NAME OF TRANSFEROR]


                                              By:
                                                 -------------------------------

Date:
     ---------------------

      *     Check applicable box.

      ** If this box is checked, this certificate must be accompanied by a transferee letter of representations.

      *** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.